Exhibit 99.2

PMV CONSUMER ACQUISITION CORP. ANNOUNCES CLOSING OF $175 MILLION INITIAL PUBLIC OFFERING

Palm Beach, Florida, September 24, 2020 (GLOBE NEWSWIRE) – PMV Consumer Acquisition Corp. (NYSE: PMVC.U) (the “Company”) announced today that it closed its initial public offering of 17,500,000 units.  The offering was priced at $10.00 per unit resulting in gross proceeds of $175,000,000.

The units are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PMVC.U”. Each unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”), and one-half of one redeemable warrant (“Warrant”) with each whole Warrant entitling the holder to purchase one share of Class A Common Stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A Common Stock and Warrants are expected to be traded on the NYSE under the symbols “PMVC”, and “PMVC WS”, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $175,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of September 24, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

UBS Investment Bank and BTIG, LLC acted as joint-book-running managers of the offering. The Company has granted the underwriters a 45-day option from the date of the final prospectus to purchase up to an additional 2,625,000 units to cover over-allotments, if any.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission on September 21, 2020. The offering was made only by means of a prospectus, copies of which may be obtained by contacting UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by telephone at (888) 827-7275, or by e-mail at olprospectusrequest@ubs.com; or BTIG, LLC, 65 East 55th Street, New York, NY 10022, or by e-mail at equitycapitalmarkets@btig.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PMV Consumer Acquisition Corp.

PMV Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the consumer industry with enterprise valuations in the range of $200 million to $3.5 billion.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering, the anticipated use of the proceeds thereof and the search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Peter D. Goldstein
Executive Vice President and Secretary
(561) 318-3766